Calculation of Filing Fee Tables
S-8
AIM ImmunoTech Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock	Other	580,661	$ 0.29	$ 168,391.69	0.0001381	$ 23.25
Total Offering Amounts:						$ 168,391.69		$ 23.25
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 23.25
Offering Note
[1]	This Registration Statement also relates to the rights to purchase shares of Series A Junior Participating Preferred Stock of AIM ImmunoTech Inc. (the "Registrant"), which are attached to all shares of the Registrant's common stock, par value $0.001 ("Common Stock") pursuant to the terms of the Registrant's Third Amended and Restated Rights Agreement dated May 12, 2023. Until the occurrence of prescribed events, the preferred share purchase rights are not exercisable, are evidenced by the certificates for the Common Stock and will be transferred with and only with such Common Stock. The preferred share purchase rights are appurtenant to and trade with the Common Stock and no separate consideration will be received for the preferred share purchase rights. Therefore, the registration fee for the preferred shares purchase rights is included in the fee for the Common Stock. "Amount Registered" consists of shares of the Registrant's Common Stock not previously registered, consisting of 580,661 shares of Common Stock that are issuable at any time or from time to time under the Registrant's Amended and Restated 2018 Equity Incentive Plan (the "Plan"). Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of Registrant's Common Stock that become issuable under the Plan by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Registrant's Common Stock, as applicable. The "Proposed Maximum Offering Price Per Unit" is estimated in accordance with Rules 457(c) and (h) of the Securities Act solely for the purpose of calculating the registration fee on the basis of $0.29 per share, which is the average of the high and low prices of Common Stock on July 1, 2026.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources